Exhibit 99.1

Radisys Reports Fourth Quarter 2011 Results

  Revenue of $79.5 Million, Next Generation Revenues of $51.0 Million, up 82% Year Over Year and growing to 64% of Total Revenue
  Design Wins of Approximately $95 Million -Projected Revenue Over the Next 5 Years and Bringing the Total for the 2nd Half of 2011 to $195 Million
  Continuous Computing Integration on Track to Achieve Synergies of $13 to $15 Million in 2012
  Reaffirming 2012 Outlook of 80 to 85 cents of Non-GAAP EPS, Representing Growth of 45 -55%

HILLSBORO, Ore.--(BUSINESS WIRE)--January 31, 2012--Radisys® Corporation (NASDAQ: RSYS), a leading provider of embedded wireless infrastructure solutions for telecom, aerospace, defense and public safety applications, announced revenues for the fourth quarter of $79.5 million and non-GAAP revenue of $80.2 million, up $13.3 million or 20% on a non-GAAP basis when compared to the fourth quarter of 2010. Fourth quarter GAAP net loss was $6.7 million or $0.25 per share and non-GAAP net income was $1.4 million or $0.05 per diluted share. Fourth quarter non-GAAP results exclude the impact of purchase accounting adjustments, amortization of acquired intangible assets, stock-based compensation and restructuring and acquisition-related charges. A reconciliation of GAAP to non-GAAP results is located in the tables below.

Commenting on the fourth quarter results, Mike Dagenais, Radisys’ Chief Executive Officer stated, “Our fourth quarter revenue came in as we expected, and we exceeded our non-GAAP gross margin and EPS expectations with a higher mix of media server revenue. Our growing Next Generation Communications revenue is now on an annualized run-rate of over $200 million going into 2012 and represents nearly two thirds of total revenue. We also have significantly improved our customer diversification and our top customer comprised only 19% of total revenue in the fourth quarter. We had another fantastic design win quarter totaling approximately $95 million of expected revenue over the next five years, bringing our second half total to almost $200 million. Our customers are responding positively to our unique set of product and solution offerings and awarded us new business in many of our targeted wireless infrastructure applications such as network test, traffic management, video optimization, voice quality enhancement and military communications.”

Mr. Dagenais went on to say, “Our recently implemented strategy is focused on being the world’s premier provider of embedded wireless telecom solutions, and I am excited about the market’s early interest in our unique, fully integrated hardware and software capabilities. These unique integrated solutions, like our Security Gateway, provide more value to our customers, allow for more sustainable differentiation and return greater profitability to our stakeholders. Our strategy also entails re-investment for growth in our COMe and RMS businesses and additional investments in new target growth areas such as media server for video and voice over LTE. The integration of the two companies is proceeding as planned, and we continue to expect operating expense synergies of at least $8 to $10 million plus $5 million of cost of goods sold synergies in 2012.”

Fourth Quarter Financial Highlights

  GAAP revenue was $79.5 million and non-GAAP revenue was $80.2 million. Next-Generation Communication Networks revenue was $51.0 million, or 64% of total revenue, and represents an increase of 82% from the same quarter last year.
  GAAP gross margin was 31.2%. Non-GAAP gross margin was 35.5% and represents a 0.8 percentage point increase from the same quarter last year, primarily resulting from improved product mix.
  Total GAAP Research and Development (R&D) and Selling, General and Administrative (SG&A) expenses were $28.3 million and non-GAAP R&D and SG&A expenses were $26.9 million, flat with the prior quarter.
  Cash flow from operating activities was $0.9 million. Cash and cash equivalents were $47.8 million at the end of the fourth quarter, down from $55.9 million at the end of the third quarter due primarily to the purchase of $5 million of the Company’s outstanding 2013 convertible notes, resulting in a reduction in the debt balance to $45 million due in February 2013. Capital expenditures were $3.9 million largely tied to ongoing integration work. In November, the Company completed an amendment to its existing line of credit, increasing the Company’s line of credit availability to $40 million.

2011 Financial Highlights

  GAAP revenue was $330.9 million and non-GAAP revenue was $332.9 million, up $48.6 million or 17% over the prior year. 2011 Next Generation Communication Networks revenues were $167.1 million, up $49.1 million or 42% over the prior year and represented 51% of total revenue. On a pro-forma basis, when including historic Continuous Computing revenue, these revenues grew by 20% year over year.
  GAAP gross margin was 29.2%. Non-GAAP gross margin was 32.6%, down 0.5 percentage points year-over-year. This decrease was due to an expected decline in the Company’s Legacy gross margin rates of approximately 7 percentage points year over year, more than offsetting the growth in Next Generation Communications revenues at higher gross margin rates.
  Cash flow from operating activities was $14.8 million in 2011.

Financial Outlook

Beginning in 2012, the Company will be changing its revenue reporting to more closely reflect how the Company views its revenue internally. Specifically, revenue will be disclosed in the following four product groups: ATCA Platforms, COM Express and Rackmount Server Products, Software and Solutions and Other Products. The total ATCA Platforms and Software and Solutions revenue represent the previously disclosed Next Generation Communications Networks revenue; COM Express and Rackmount Server revenue represent most of the previously disclosed Commercial Products revenue and Other Products revenue represents the previously disclosed Legacy Communications revenue as well as previously reported Commercial Products revenue that is not COM Express or Rackmount Server products. This new revenue reporting is included in the tables below for 2011 by quarter.

First Quarter 2012 Outlook

  Revenue: Non-GAAP revenue is expected to be between $75 and $81 million with a midpoint that is slightly down from the fourth quarter and in-line with the Company’s historic seasonality. Software and Solutions revenue is expected to be down sequentially due to a strong fourth quarter of media server revenues while all other revenue categories are expected to remain relatively flat when compared to the fourth quarter.
  Gross Margin: First quarter non-GAAP gross margin rate is expected to be between 33% and 34%.
  Operating Expenses: First quarter non-GAAP R&D and SG&A expenses are expected to be down by approximately $2 million from the prior quarter at the midpoint of the guidance range. Acquisition-related integration and restructuring charges, excluded from non-GAAP results, are expected to be approximately $1.6 million in the first quarter.
  EPS: First quarter GAAP net loss is expected to be $0.34 to $0.29 per share. First quarter non-GAAP results are expected to be between breakeven and net income of $0.06 per diluted share. The acquisition of Continuous Computing is still expected to be accretive to Radisys’ non-GAAP earnings in the first quarter of 2012.

2012 Outlook

  Revenue: Total non-GAAP revenues are projected to be $345 to $355 million or up 5% at the midpoint of the range and in line with the Company’s previous guidance. Specifically, on a pro-forma basis, ATCA Platform revenues are expected to increase from the prior year by approximately 20% to close to 55% of total revenue. Software and Solutions revenues are expected to increase by approximately 20% with this high margin revenue representing over 15% of total revenue. Total COM Express and Rackmount Server revenues are expected to decrease by approximately 10% to around 15% of revenue, but the investments that are currently being made are expected to drive revenue growth in these products beginning in 2013. Lastly, Other Products revenues are projected to be down by up to 50% as previously expected to only 15% of total revenue.
  Gross Margin: Non-GAAP gross margin rate is expected to increase to between 36% and 37% from 32.6% in 2011, with the expansion continuing to come from the Company’s transition to higher value products as well as acquisition related synergies of approximately $5 million from the fourth quarter’s run-rate.
  Operating Expense: Total non-GAAP R&D and SG&A expenses are expected to decrease by at least $8 to $10 million in 2012 from the fourth quarter’s expense run-rate as a result of acquisition synergies. Acquisition-related integration and restructuring charges are expected to approximate $3.8 million over the first three quarters of 2012 and are excluded from non-GAAP results.
  EPS: 2012 non-GAAP EPS is expected to between $0.80 and $0.85 cents, which is consistent with the Company’s previous guidance.

Conference Call and Web-cast Information

Radisys will host a conference call on Tuesday, January 31, 2012 at 5:00 p.m. ET to discuss the fourth quarter 2011 results, the financial and business outlook for the first quarter and the full year of 2012.

To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID#43051989. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. ET on Tuesday, February 14, 2012. To access the replay, dial (855) 859-2056 or (404) 537-3406 with conference ID#43051989. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy, financial outlook, expectations for the first quarter of 2012 and the full year 2012, and items related to the acquisition of Continuous Computing such as certain royalty revenues, earn-out payments, expected synergies and other expense savings and operational and administrative efficiencies, revenue growth, margin improvement, accretion to earnings, financial performance, management changes and other attributes of the Company following the acquisition. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependence on certain customers and high degree of customer concentration, (b) the Company’s use of one contract manufacturer for a significant portion of the production of its products, (c) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (d) the ability of the Company to successfully integrate the business and operations of Continuous Computing and higher than expected costs of integration, (e) performance and customer acceptance of the Trillium line of products, (f) the combined Company’s financial results and performance and (g) other factors listed in the Company’s reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys’ Annual Report on Form 10-K for the year ended December 31, 2010 and in Radisys’ subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company’s investor relations web site at http://investor.radisys.com/, or at the SEC’s website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this press release is as of January 31, 2012. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) purchase accounting adjustments, (b) amortization of acquired intangible assets, (c) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R (now codified at FASB ASC Topic 718), (d) restructuring and acquisition-related charges, net (reversals), (e) gain on the liquidation of a foreign subsidiary, (f) tax contingency adjustments, and (g) income taxes effect of reconciling items. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company’s core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About Radisys

Radisys (NASDAQ: RSYS) is a leading provider of embedded wireless infrastructure solutions for telecom, aerospace, defense and public safety applications. Radisys' market-leading ATCA, IP Media Server and Com Express platforms coupled with world-renowned Trillium software, services and market expertise enable customers to bring high-value products and services to market faster with lower investment and risk. Radisys solutions are used in a wide variety of 3G & 4G / LTE mobile network applications including: Radio Access Networks (RAN) solutions from femtocells to picocells and macrocells, wireless core network applications, Deep Packet Inspection (DPI) and policy management; conferencing and media services including voice, video and data, as well as customized mobile network applications that support the aerospace, defense and public safety markets.

Radisys® and Trillium® are registered trademarks of Radisys.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues	$79,506	$66,826	$330,865	$284,311
Cost of sales:
Cost of sales	51,975	43,826	225,752	190,915
Amortization of purchased technology	2,738	1,164	8,348	6,182
Gross margin	24,793	21,836	96,765	87,214
Operating expenses
Research and development	13,063	9,504	44,625	38,678
Selling, general and administrative	15,202	11,502	52,722	45,532
Intangible assets amortization	1,304	192	2,922	730
Restructuring and acquisition-related charges, net	1,701	1,778	9,980	1,575
Gain on the liquidation of a foreign subsidiary	—	—	(2,081)	—
Income (loss) from operations	(6,477)	(1,140)	(11,403)	699
Interest expense	(460)	(457)	(1,870)	(2,035)
Other income (expense), net	328	(50)	612	482
Loss before income tax expense (benefit)	(6,609)	(1,647)	(12,661)	(854)
Income tax expense (benefit)	42	435	(8,436)	(485)
Net loss	$(6,651)	$(2,082)	$(4,225)	$(369)

Net loss per share:
Basic	$(0.25)	$(0.09)	$(0.17)	$(0.02)
Diluted (I)	$(0.25)	$(0.09)	$(0.17)	$(0.02)
Weighted average shares outstanding
Basic	26,502	24,310	25,413	24,144
Diluted (I)	26,502	24,310	25,413	24,144

(I) For all periods presented, the computation of diluted earnings per share excludes the effects of stock options, restricted stock units, escrow shares and the Company's 2013 convertible senior notes, as they are anti-dilutive.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, unaudited)

	December 31, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$47,770	$129,078
Accounts receivable, net	49,212	42,855
Inventories and inventory deposit, net	35,454	21,372
Other current assets	14,991	6,828
Total current assets	147,427	200,133
Property and equipment, net	15,366	9,487
Goodwill and intangible assets, net	111,642	7,248
Other assets, net	20,057	24,060
Total assets	$294,492	$240,928

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$37,874	$29,190
Deferred income	11,602	4,424
Other accrued liabilities	26,914	19,470
Total current liabilities	76,390	53,084
2013 convertible senior notes, net	45,000	50,000
Other long-term liabilities	9,065	450
Total liabilities	130,455	103,534
Shareholders' equity:
Common stock	301,225	266,945
Accumulated deficit	(138,908)	(134,683)
Accumulated other comprehensive income	1,720	5,132
Total shareholders’ equity	164,037	137,394
Total liabilities and shareholders’ equity	$294,492	$240,928

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Cash flows from operating activities:
Net loss	$(6,651)	$(2,082)	$(4,225)	$(369)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,749	2,697	17,284	12,370
Stock-based compensation expense	1,679	1,278	5,717	6,158
Other adjustments	1,393	821	(6,079)	900
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	9,660	792	7,146	2,102
Inventories and inventory deposit	715	(3,224)	(11,470)	(5,098)
Accounts payable	(15,522)	(5,591)	2,629	82
Deferred income	1,695	(651)	4,269	998
Other operating assets and liabilities	2,175	2,795	(463)	(1,054)
Net cash provided by (used in) operating activities	893	(3,165)	14,808	16,089
Cash flows from investing activities:
Capital expenditures	(3,882)	(778)	(8,171)	(4,061)
Other investing activities, net	—	(542)	(79,798)	55,509
Net cash provided by (used in) investing activities	(3,882)	(1,320)	(87,969)	51,448
Cash flows from financing activities:
Repurchases of common stock	—	—	(3,920)	—
Repurchase of convertible notes	(4,875)	—	(4,875)	—
Proceeds from issuance of common stock	322	456	1,646	2,586
Other financing activities, net	(515)	(140)	(923)	(41,756)
Net cash provided by (used in) financing activities	(5,068)	316	(8,072)	(39,170)
Effect of exchange rate changes on cash	(75)	(10)	(75)	39
Net increase (decrease) in cash and cash equivalents	(8,132)	(4,179)	(81,308)	28,406
Cash and cash equivalents, beginning of period	55,902	133,257	129,078	100,672
Cash and cash equivalents, end of period	$47,770	$129,078	$47,770	$129,078

REVENUES BY GEOGRAPHY (In thousands, unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2011		2010		2011		2010
North America	$33,905	42.7%	$22,630	33.9%	$107,042	32.4%	$97,361	34.3%
Europe, the Middle East and Africa (“EMEA”)	16,725	21.0	20,257	30.3	79,858	24.1	80,218	28.2
Asia Pacific	28,876	36.3	23,939	35.8	143,965	43.5	106,732	37.5
Total	$79,506	100.0%	$66,826	100.0%	$330,865	100.0%	$284,311	100.0%

REVENUES BY PRODUCT GROUP (In thousands, unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2011		2010		2011		2010
Next Generation Communication Networks Products (I)	$51,045	64.2%	$27,985	41.9%	$167,134	50.5%	$118,078	41.5%
Legacy Communication Networks Products	13,108	16.5	20,800	31.1	89,865	27.2	91,873	32.3
Total Communication Networks Products	64,153	80.7%	48,785	73.0%	256,999	77.7%	209,951	73.8%
Medical Products	6,432	8.1%	8,628	12.9%	27,723	8.4%	33,366	11.8%
Other Commercial Products	8,921	11.2	9,413	14.1	46,143	13.9	40,994	14.4
Total Commercial Products	15,353	19.3%	18,041	27.0%	73,866	22.3%	74,360	26.2%
Total Revenues	$79,506	100.0%	$66,826	100.0%	$330,865	100.0%	$284,311	100.0%

(I) For the three and twelve months ended December 31, 2011, Next Generation Communication Networks Products revenues include a reduction in revenue of $666 and $2,043 for purchase accounting adjustments. Refer to the description of non-GAAP financial measures for detail of this adjustment.

The following table provides revenue by product group by the Company's new product categories. The Company will report revenue based on these product categories starting in the first quarter of 2012.

REVENUES BY NEW PRODUCT GROUPS (In thousands, unaudited)

	Three Months Ended				Year Ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2011
ATCA Platforms	$37,136	$44,934	$22,891	$27,569	$132,530
COM Express and Rackmount Server	12,962	16,845	14,124	12,917	56,848
Software and Solutions (II)	14,349	9,056	9,925	3,608	36,938
Other Products	15,059	27,041	32,916	29,533	104,549
Total Revenues	$79,506	$97,876	$79,856	$73,627	$330,865

(II) For the three months ended December 31, 2011 and September 30, 2011, Software and Solutions revenues include a reduction in revenue of $666 and $1,377 for purchase accounting adjustments. Refer to the description of non-GAAP financial measures for detail of this adjustment.

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES (In thousands, except per share amounts, unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2011		2010		2011		2010
REVENUES:
GAAP revenues	$79,506		$66,826		$330,865		$284,311
(a) Purchase accounting adjustments	666		—		2,043		—
Non-GAAP revenues	$80,172		$66,826		$332,908		$284,311

GROSS MARGIN:
GAAP gross margin	$24,793	31.2%	$21,836	32.7%	$96,765	29.2%	$87,214	30.7%
(a) Purchase accounting adjustments	666		—		2,210		—
(b) Amortization of acquired intangible assets	2,738		1,164		8,348		6,182
(c) Stock-based compensation	266		176		838		816
(d) Restructuring and acquisition-related charges, net	13		—		225		—
Non-GAAP gross margin	$28,476	35.5%	$23,176	34.7%	$108,386	32.6%	$94,212	33.1%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$13,063	16.4%	$9,504	14.2%	$44,625	13.5%	$38,678	13.6%
(c) Stock-based compensation	(364)		(293)		(1,434)		(1,303)
Non-GAAP research and development	$12,699	15.8%	$9,211	13.8%	$43,191	13.0%	$37,375	13.1%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$15,202	19.1%	$11,502	17.2%	$52,722	15.9%	$45,532	16.0%
(c) Stock-based compensation	(1,049)		(809)		(3,445)		(4,039)
Non-GAAP selling, general and administrative	$14,153	17.7%	$10,693	16.0%	$49,277	14.8%	$41,493	14.6%

INCOME FROM OPERATIONS:
GAAP income (loss) from operations	$(6,477)	(8.1)%	$(1,140)	(1.7)%	$(11,403)	(3.4)%	$699	0.2%
(a) Purchase accounting adjustments	666		—		2,210		—
(b) Amortization of acquired intangible assets	4,042		1,356		11,270		6,912
(c) Stock-based compensation	1,679		1,278		5,717		6,158
(d) Restructuring and acquisition-related charges, net	1,714		1,778		10,205		1,575
(e) Gain on the liquidation of a foreign subsidiary	—		—		(2,081)		—
Non-GAAP income from operations	$1,624	2.0%	$3,272	4.9%	$15,918	4.8%	$15,344	5.4%

NET INCOME
GAAP net loss	$(6,651)	(8.4)%	$(2,082)	(3.1)%	$(4,225)	(1.3)%	$(369)	(0.1)%
(a) Purchase accounting adjustments	666		—		2,210		—
(b) Amortization of acquired intangible assets	4,042		1,356		11,270		6,912
(c) Stock-based compensation	1,679		1,278		5,717		6,158
(d) Restructuring and acquisition-related charges, net	1,714		1,778		10,205		1,575
(e) Gain on the liquidation of a foreign subsidiary	—		—		(2,081)		—
(f) Non-recurring tax adjustments	(97)		—		(7,654)		(1,029)
(g) Income tax effect of reconciling items	9		(306)		(614)		(405)
Non-GAAP net income	$1,362	1.7%	$2,024	3.0%	$14,828	4.5%	$12,842	4.5%

GAAP weighted average diluted shares	26,502		24,310		25,413		24,144
Escrow shares	1,344		—		647		—
Dilutive equity awards included in
Non-GAAP earnings per share	861		509		648		444
2013 convertible senior notes dilutive shares (I) (II)	—		—		3,829		3,837
Non-GAAP weighted average diluted shares (I) (II)	28,707		24,819		30,537		28,425
GAAP net loss per share (diluted)	$(0.25)		$(0.09)		$(0.17)		$(0.02)
Non-GAAP adjustments detailed above	0.30		0.17		0.72		0.52
NON-GAAP net income per share (diluted) (I) (II)	$0.05		$0.08		$0.55		$0.50

(I) For the three months ended December 31, 2011 and 2010, the diluted earnings per share calculation excludes the effects of the Company's 2013 convertible senior notes, as they are anti-dilutive.

(II) For the years ended December 31, 2011 and 2010, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $1.9 million and $1.5 million related to dilutive equity shares underlying our 2013 convertible senior notes.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE NET INCOME (LOSS) PER SHARE (In millions, except per share amounts, unaudited)

	Three Months Ended		Year Ended
	March 31, 2012		December 31, 2012
	Low End	High End	Low End	High End
GAAP net income (loss) (assumes tax rate of 10%)	$(6.9)	$(5.5)	$(1.4)	$0.3
(a) Purchase accounting adjustments	0.2	0.2	0.4	0.4
(b) Amortization of acquired intangible assets	3.7	3.7	14.8	14.8
(c) Stock-based compensation	2.3	2.3	8.5	8.5
(d) Restructuring and acquisition-related charges, net	1.6	1.6	3.8	3.8
(g) Income tax effect of reconciling items	(0.8)	(0.7)	(1.5)	(1.4)
Total adjustments	7.0	7.1	26.0	26.1
Non-GAAP net income (assumes tax rate of 5%)	$0.1	$1.6	$24.6	$26.4

GAAP weighted average shares	26,650	26,650	26,800	28,800
Non-GAAP adjustments	2,350	2,350	6,100	4,100
Non-GAAP weighted average shares (diluted) (I)	29,000	29,000	32,900	32,900

GAAP net income (loss) per share	$(0.26)	$(0.21)	$(0.05)	$0.01
Non-GAAP adjustments detailed above	0.26	0.27	0.85	0.84
Non-GAAP net income per share (diluted) (I)	$—	$0.06	$0.80	$0.85

(I) For the three months ended March 31, 2012, guidance for the diluted earnings per share calculation excludes the effects of our 2013 convertible senior notes, as they are anti-dilutive. For the year ended December 31, 2012, guidance for the diluted earnings per share calculation includes the effects of the 3.5 million shares underlying our 2013 convertible senior notes and excludes the related interest costs totaling $1.7 million.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE REVENUES (unaudited)

	Three Months Ended		Year Ended
	March 31, 2012		December 31, 2012
	Low End	High End	Low End	High End
GAAP	$74.8	$80.8	$344.6	$354.6
(a) Purchase accounting adjustments	0.2	0.2	0.4	0.4
Non-GAAP	$75.0	$81.0	$345.0	$355.0

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE GROSS MARGIN (unaudited)

	Three Months Ended		Year Ended
	March 31, 2012		December 31, 2012
	Low End	High End	Low End	High End
GAAP	29.1%	30.5%	32.8%	33.9%
(a) Purchase accounting adjustments	0.3	0.2	0.1	0.1
(b) Amortization of acquired intangible assets	3.3	3.0	2.8	2.7
(c) Stock-based compensation	0.3	0.3	0.3	0.3
Non-GAAP	33.0%	34.0%	36.0%	37.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE RESEARCH AND DEVELOPMENT EXPENSE AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSE (In millions, unaudited)

	Estimates at the midpoint of the guidance range for the	Estimates at the midpoint of the guidance range for the
	Three Months Ended	Year Ended
	March 31, 2012	December 31, 2012
GAAP	$28.1	$112.0
(b) Amortization of acquired intangible assets	(1.3)	(5.2)
(c) Stock-based compensation	(2.0)	(7.5)
Non-GAAP	$24.8	$99.3

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Purchase accounting adjustments: Purchase accounting adjustments consistent of the impact to revenues and cost of sales associated with adjusting deferred revenue and inventories of acquired companies to fair value. For deferred revenue, as is the case with our existing business, at the time of acquisition, the acquired business recorded deferred revenue related to past transactions for which revenue would have been recognized by the acquired entity in future periods as revenue recognition criteria were satisfied. However, purchase accounting rules require us to write down a portion of this deferred revenue to its then current fair value, which is equivalent to the cost to complete the outstanding obligations required to earn the deferred revenue plus a reasonable margin. Consequently, in post-acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with deferrals for which no future obligations existed as well as obligations we assumed to provide maintenance or support to customers of the acquired business that were excluded as a result of these purchase accounting adjustments. We believe that the non-GAAP revenue disclosures enhance investors' ability to conduct period-over-period analyses of our results that reflect the full impact of the acquired business's results together with the results from our pre-existing products and services.

In addition, the non-GAAP financial results exclude the impact to cost of sales from the markup of inventories required by GAAP as part of the fair value adjustments required under purchase accounting for business combinations. This results from marking the acquired company's inventory to fair value at the time of acquisition. This charge is not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because it is not related to our core operating performance, and the frequency and amount of this type of charge can vary significantly based on the size and timing of our acquisitions. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

(b) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisition of Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(d) Restructuring and acquisition-related charges, net: Restructuring and acquisition-related charges, net: Restructuring primarily relates to activities engaged in by the Company's management to simplify and focus its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

In addition to restructuring activities, we exclude certain other acquisition-related items including the following, when applicable: (i) integration related charges; and (ii) acquisition-related charges. Acquisitions result in non-recurring operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. Integration charges include, among other things, expenses associated with operational consolidation, training, rebranding and consulting. Acquisition-related charges include transaction fees and legal and professional service expenses incurred in connection with our acquisitions. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(e) Gain on the liquidation of a foreign subsidiary: During the third quarter of 2011, as part of an update of our tax planning strategy, we completed the liquidation of Radisys Technology Ireland Limited (“RTIL”). As a result of this liquidation we recorded a gain to reflect the realization of accumulated foreign currency translation adjustments related to RTIL. This gain represents the net unrealized foreign currency translation gains accumulated from changes in exchange rates and the related effects from the translation of assets and liabilities of RTIL. The liquidation of foreign subsidiaries occurs on an infrequent basis and management does not view the impact of this non-cash charge as indicative of the ongoing performance of the Company. As such, the Company believes it is appropriate to exclude this gain from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(f) Non-recurring tax adjustments: During the third quarter of 2011 the Company recorded an income tax benefit of $7.6 million related to the partial reversal of the valuation allowance recorded on our deferred tax assets. The reversal is the direct result of the addition of deferred tax liabilities associated with the acquisition of Continuous Computing during the third quarter of 2011. During the third quarter of 2010 the Company reversed approximately $1.4 million of income tax liabilities that were previously accrued for uncertain tax positions. In addition, during the third quarter of 2010 the Company accrued an additional $400K of income tax contingencies related to an uncertain tax position. The Company believes it is appropriate to exclude these non-recurring tax adjustments from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results and each adjustment had a non-cash benefit during the respective periods.

(g) Income taxes: Income tax provision/ (benefit) associated with non-GAAP adjustments, which is calculated as the net effect of all non-GAAP financial statement adjustments on the Company's overall income tax provision/ (benefit).

CONTACT:
Radisys Corporation
Allen Muhich, 503-615-1616
Vice President of Finance
allen.muhich@radisys.com